UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 21, 2018

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01.  Regulation FD Disclosure.

On November 21, 2018, The Chemours Company (“Chemours,” or the “Company”) issued a press release announcing that it has reached an agreement with the State of North Carolina and the Cape Fear River Watch regarding emission control, remediation efforts, and ongoing health studies related to the Company’s Fayetteville Works manufacturing site. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 8.01.Other Events.

On November 21, 2018, the Company and The North Carolina Department of Environmental Quality (“NC DEQ”) agreed to a proposed Consent Order in NC DEQ’s pending litigation regarding discharges of per- and polyfluoroalkyl substances, including a compound often referred to as “GenX,” from the Company’s Fayetteville, North Carolina site (State of North Carolina v. The Chemours Company, 17 CVS 580 (Bladen Cty. Sup. Ct.)). The proposed Consent Order will be open for public comment for 30 days and, if approved by the North Carolina Superior Court, will comprehensively address the issues that have been raised by NC DEQ regarding the site; the litigation filed by NC DEQ will be resolved; and the Cape Fear River Watch will dismiss the lawsuits it has filed against NC DEQ and Chemours: Cape Fear River Watch v. North Carolina Department of Environmental Quality, 18 CVS 2462 (New Hanover Cty. Sup. Ct.) and Cape Fear River Watch v. Chemours Company, No. 7:18-cv-00159 (E.D.N.C.). As part of the proposed Consent Order, Chemours will agree to pay $13 million to cover a civil penalty and investigative costs incurred by the State of North Carolina. The full text of the proposed Consent Order is available by the NC DEQ on its website at www.deq.nc.gov.

Chemours continues to cooperate in ongoing inquires and investigations from federal, state and local authorities related to the matters which are the subject of the proposed Consent Order. The Company has responded to subpoenas, produced witnesses before a grand jury and met with the U.S. Attorney’s Office for the Eastern District of North Carolina and the Environmental Natural Resources Division of the U.S. Department of Justice regarding their investigation into a potential violation of the Clean Water Act. Although the Company is not able at this point to predict the outcome of that investigation, it is possible that it could result in a criminal or civil proceeding, the imposition of fines and penalties, and/or other remedies.

As previously disclosed, Chemours has committed to invest over $100 million designing and installing state-of-the art environmental control technology at Fayetteville and to provide water treatment or alternative water supply, previously accruing an estimated liability of $43 million through September 30, 2018. As a result of the proposed Consent Order, the Company expects to record an additional estimated liability of approximately $20 million to $30 million in the fourth quarter of 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance, business plans, prospects, targets, goals and commitments, capital investments and projects, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, and our outlook for net sales, Adjusted EBITDA, Adjusted EPS, Free Cash Flow, and Return on Invested Capital (ROIC), all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2017. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

99.1Press release dated November 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and
Chief Financial Officer

Date:	November 23, 2018